UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2026
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OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2940 West Maple Loop Drive, Suite 203 Lehi, Utah	84048
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement
On June 26, 2026, Owlet, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary Owlet Baby Care, Inc., a Delaware corporation (“OBCI”), entered into new a debt financing arrangement and refinanced (i) OBCI’s existing line of credit with ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for certain lenders (the “ABL Lenders”), and (ii) OBCI’s term loan agreement with WTI Fund X, Inc., a Maryland corporation, WTI Fund XI, Inc., a Maryland corporation (the “WTI Lenders”). On June 26, 2026, OBCI initiated a draw under the Revolving Facility (as defined below) in the principal amount of $17,063,000, the proceeds of which were used in part to repay and extinguish all borrowings outstanding under the line of credit with the ABL Lenders and term loan agreement with the WTI Lenders. The new debt arrangement is summarized below.
Credit Agreement
On June 26, 2026 (the “Effective Date”), the Company, as a guarantor (in such capacity, “Guarantor”), and OBCI, as borrower (in such capacity, the “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo” or the “Lender”).

The Credit Agreement provides for an asset-based revolving credit facility (the “Revolving Facility”) in a maximum principal amount of up to $25,000,000 (the “Revolving Commitment”). The Revolving Commitment may, upon request from the Borrower, be increased up to $35,000,000 (in minimum increments of at least $5,000,000), subject to the Lender’s approval in its sole discretion. Loans and other obligations of the Borrower bear interest at a rate per annum equal to the daily Secured Overnight Financing Rate plus a margin of 2.00% or 2.25% depending on the Borrower’s monthly average excess availability under the Revolving Facility; provided that the interest rate shall not exceed the maximum rate permitted under applicable law. The Revolving Facility matures on the third anniversary of the Effective Date (the “Maturity Date”).

The Credit Agreement contains representations, warranties, covenants and events of default customary for agreements of this type, including customary covenants that, among other things, restrict or limit, subject to certain exceptions, the ability of the Company and its subsidiaries to: incur certain liens; incur or guarantee additional indebtedness; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments, including loans to other parties; enter into certain transactions with affiliates; merge, consolidate, reorganize, recapitalize or divide, or reclassify its capital stock; liquidate, wind up or dissolve; form or acquire any new subsidiary; make certain amendments to its organizational documents; change its business or suspend or cease operating a substantial portion of its business; and transfer or sell assets. Furthermore, the Credit Agreement requires the Borrower to also observe certain financial covenants, including (i) a covenant to maintain at least $7,500,000 of liquidity at all times, and (ii) a covenant to achieve certain minimum EBITDA thresholds specified in the Credit Agreement.

The Credit Agreement also contains customary events of default, including cross-defaults to certain other material agreements of the Borrower and/or the Company. If an event of default has occurred and is continuing, the Lender has the right to, among other remedies, accelerate repayment of all outstanding loans and other obligations of the Borrower, demand payment from the Company under its guaranty, foreclose on collateral security given to the Lender, and pursue all other remedies available to a secured creditor under applicable law.

The Borrower’s obligations under the Credit Agreement are: (i) fully and unconditionally guaranteed by the Company; and (ii) secured by a security interest in substantially all personal property assets of the Company and the Borrower, including a pledge of the outstanding capital stock of the Borrower given by the Company.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the Credit Agreement, the Security Agreement and the Guaranty Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, by and among Wells Fargo Bank, National Association, Owlet Baby Care, Inc., and Owlet, Inc., dated as of June 26, 2026.
99.1	Press Release, issued by Owlet, Inc., on June 30, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: July 1, 2026	By:	/s/ Amanda Crawford
	Name:	Amanda Crawford
	Title:	Chief Financial Officer